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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.   20549



                                     FORM 8-K


                                  CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 27, 1994
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                                FOODMAKER, INC.
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              (Exact name of registrant as specified in its charter)





  DELAWARE                         1-9390                          95-2698708
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(State or other jurisdiction    (Commission                     (IRS Employer
 of incorporation)              File Number)              Identification No.)



   9330 BALBOA AVENUE, SAN DIEGO, CA                                   92123
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code  (619)  571-2121



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Item 2.  Acquisition or Disposition of Assets

     On January 27, 1994, Foodmaker, Apollo Advisors, L.P. ("Apollo") and Green Equity Investors, L.P. ("GEI"), (collectively, the "Investors"), acquired Restaurant Enterprises Group, Inc. ("REGI"), a company that owns, operates and franchises various restaurant chains including El Torito, Carrows and Coco's. Contemporaneoulsy, REGI changed its name to Family Restaurants, Inc. ("FRI"). Concurrently, Foodmaker contributed its entire Chi-Chi's Mexican restaurant chain to FRI in exchange for a 39% equity interest in FRI, valued at $62 million, a five-year warrant to acquire 111,111 additional shares at $240 per share, which would increase its equity interest to 45%, and approximately $173 million in cash ($208 million less the face amount of Chi-Chi's debt assumed, aggregating approximately $35 million). Apollo and GEI contributed $91 million in cash and hold a 57% equity position in FRI. Management of FRI invested $7 million in cash and notes and holds a 4% equity position. A portion of the net cash received has been used by Foodmaker to repay all of the debt outstanding under its then existing bank credit facility, which has been terminated. It is expected that the balance of proceeds will be used to reduce other existing debt, to the extent permitted by the Company's financing agreements, and to provide funds for capital expenditures and general corporate purposes.


Item 7.  Financial Statements and Exhibits

Item 7(a)   Financial Statements of Businesses Acquired.

     The required financial statements of the Family Restaurants, Inc. (owned 39% by Foodmaker) will be provided as soon as practicable after they become available but not later than 60 days after the date of this report.

Item 7(b)   Pro Forma Financial Information.

     The required pro forma financial information will be provided as soon as practicable after the financial statements of Family Restaurants, Inc. become available but not later than 60 days after the date of this report.


Item 7(c)   Exhibits.

     Number  Description

        2 Acquisition Agreement by and among The Restaurant Enterpises Group, Inc., Apollo Advisors, L.P., on behalf of one or more managed entities, Green Equity Investors, L.P., Foodmaker, Inc. and Chi-Chi's, Inc. dated as of October 15, 1993


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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          By:/S/ CHARLES W. DUDDLES
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                             Charles W. Duddles
                             Executive Vice President,
                             Chief Administrative Officer
                             and Chief Financial Officer

                             Date:  February 11, 1994
































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